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                                                                     EXHIBIT 3.1

                                                                          [LOGO]

                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE

     I, DEBORAH L. MARKOWITZ, SECRETARY OF STATE OF THE STATE OF VERMONT, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE COPY OF


                               CORPORATE DOCUMENTS


                                       FOR


                              ALL CYCLE WASTE, INC.


                                           JUNE 7, 2002

                                           GIVEN UNDER MY HAND AND THE SEAL
                                           OF THE STATE OF VERMONT, AT
                                           MONTPELIER, THE STATE CAPITAL


                                           /s/ Deborah L. Markowitz

                                           DEBORAH L. MARKOWITZ
                                           SECRETARY OF STATE

[SEAL]

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                            ARTICLES OF INCORPORATION
                                       OF
                              ALL CYCLE WASTE, INC.

     The undersigned incorporator, in order to form a corporation under the general corporation laws set forth in the Vermont Business Corporation Act, certifies as follows:

                                    ARTICLE I
                                      NAME

     The name of the corporation is All Cycle Waste, Inc. (the "Corporation").

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

     The registered office of the Corporation is located at 199 Main Street, City of Burlington, County of Chittenden, State of Vermont, and its registered agent at such address is Downs Rachlin & Martin, P.C., Attention: Thomas H. Moody, Esq.

                                   ARTICLE III
                                    DURATION

     The period of duration shall be perpetual.

                                   ARTICLE IV
                                 OPERATING YEAR

     The operating year shall end on the 31st day of December in each year.

                                    ARTICLE V
                                NUMBER OF SHARES

     The aggregate number of shares the Corporation shall have authority to issue is 10,000 shares. common

                                   ARTICLE VI
                             LIMITATION OF LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for money damages for any act or omission as a director, based upon a failure to

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discharge his or her own duties in accordance with Section 8.30 of the Vermont
Business Corporation Act, except liability for (i) the amount of a financial benefit received by a director to which the director is not entitled, (ii) an intentional or reckless infliction of harm on the Corporation or the shareholders, (iii) unlawful distributions voted for or assented to in violation of Section 6.40 of the Vermont Business Corporation Act, or (iv) an intentional or reckless criminal act. If the Vermont Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Vermont Business Corporation Act, as so amended. No amendment to or repeal of this Article by the shareholders shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                   ARTICLE VII
                      SHAREHOLDER ACTION WITHOUT A MEETING

     Shareholder action required or permitted to be taken at a shareholder's meeting may be taken without a meeting if the action is taken by the holders of at least a majority of all of the shares entitled to vote on the action, and if each shareholder is given prior notice of the action proposed to be taken. Each action must be evidenced by one or more written consents describing the action taken, signed by the holders of at least a majority of all of the shares entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Prompt notice of any action taken with less than unanimous written consent in lieu of a meeting of the shareholders shall be given to all shareholders entitled to vote on such action.

                                  ARTICLE VIII
                                    DIRECTORS

     The names and mailing addresses of the persons who are to serve as the directors of the Corporation, until the first annual meeting of shareholders or until their successors are elected and qualified, are:

         Joseph M. Winters
         17 Engineers Drive
         Williston, Vermont 05495

                                      - 2 -
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         Andrew B. Winters
         11 Engineers Drive
         South Burlington, Vermont 05403

         James P. Winters, Jr.
         11 Engineers Drive
         South Burlington, Vermont 05403

                                   ARTICLE IX
                        NAME AND ADDRESS OF INCORPORATOR

     A. The powers of the incorporator are to terminate upon the filing of these Articles of Incorporation.

     B.  The names and mailing address of the incorporator is:

     Thomas H. Moody, Esq.
     Downs Rachlin & Martin, P.C.
     199 Main Street
     P.O. Box 190
     Burlington, VT 05402-0190                       /s/ Thomas H. Moody
                                                     -------------------

     Dated at Burlington, Vermont, in the County of Chittenden, this 26th day of July, 1994.


                            ARTICLES OF INCORPORATION

                          OFFICE OF SECRETARY OF STATE

                               FILED JULY 26, 1994

                               /s/ Donald M Hooper
                               -------------------

                        fee of $__________ has been paid.
                                      PAID
SECRETARY OF STATE
94 JUL 26 PM 12:57

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                             [ALL CYCLE, INC. LOGO]

                        RECYCLING FOR A HEALTHIER VERMONT

July 26, 1994


To Whom It May Concern:

All Cycle, Inc. gives permission to Joseph Winters to use the name All Cycle Waste, Inc. doing business as All Cycle.

Sincerely,

/s/ Gerry Antonacci
Gerry Antonacci


P.O. Box 976, Williston, VT 05495 864-3615 Fax: 864-6975               [GRAPHIC]

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                           VERMONT SECRETARY OF STATE
                LOCATION: 81 RIVER STREET MAIL: 109 STATE STREET
                    MONTPELIER, VT 05609-1104 (802) 828-2386

                              ARTICLES OF AMENDMENT

NAME OF CORPORATION ALL CYCLE WASTE, INC.

A CORPORATION MAY AMEND ITS ARTICLES OF INCORPORATION AT ANYTIME TO ADD OR CHANGE A PROVISION THAT IS REQUIRED OR PERMITTED IN THE ARTICLES OF INCORPORATION OR TO DELETE A PROVISION NOT REQUIRED. IF A CORPORATION HAS NOT YET ISSUED SHARES, ITS INCORPORATORS OR BOARD OF DIRECTORS MAY ADOPT ONE OR MORE AMENDMENTS TO THE CORPORATION'S ARTICLES OF INCORPORATION.

THE TEXT AND DATE OF EACH AMENDMENT ADOPTED. THE FOLLOWING AMENDMENT TO ARTICLE V OF THE ARTICLES OF INCORPORATION WAS ADOPTED DECEMBER 20, 1996:

     "THE AGGREGATE NUMBER OF SHARES THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS ONE MILLION (1,000,000) SHARES."

IF THE AMENDMENT PROVIDES FOR AN EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES, STATE THE PROVISIONS FOR IMPLEMENTING THE AMENDMENT IF NOT CONTAINED IN THE AMENDMENT ITSELF.

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IF THE AMENDMENT WAS ADOPTED BY THE INCORPORATORS OR BOARD OF DIRECTORS, WITHOUT
SHAREHOLDER ACTION, MAKE A STATEMENT TO THAT EFFECT AND THAT SHAREHOLDER ACTION WAS NOT REQUIRED.

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DEC 23 1996

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IF THE AMENDMENT WAS APPROVED BY SHAREHOLDERS.

(A) THE DESIGNATION, NUMBER OF OUTSTANDING SHARES, NUMBER OF VOTES ENTITLED TO BE CAST BY EACH VOTING GROUP ENTITLED TO VOTE SEPARATELY ON THE AMENDMENT, AND NUMBER OF VOTES OF EACH VOTING GROUP REPRESENTED AT THE MEETING.

5,000 COMMON SHARES, BEING ALL OF THE OUTSTANDING SHARES OF THE CORPORATION, WERE REPRESENTED AT THE MEETING. NO SEPARATE VOTING GROUPS EXIST.

(B) EITHER THE TOTAL NUMBER OF VOTES CAST FOR AND AGAINST THE AMENDMENT BY EACH VOTING GROUP ENTITLED TO VOTE SEPARATELY ON THE AMENDMENT OR THE TOTAL NUMBER OF UNDISPUTED VOTES CAST FOR THE AMENDMENT BY EACH VOTING GROUP AND A STATEMENT THAT THE NUMBER CAST FOR THE AMENDMENT BY EACH VOTING GROUP WAS SUFFICIENT FOR APPROVAL BY THAT VOTING GROUP.

5,000 VOTES WERE CAST FOR THE AMENDMENT: ZERO VOTES WERE CAST AGAINST. NO SEPARATE VOTING GROUPS EXIST. THE NUMBER OF VOTES CAST, REPRESENTING UNANIMOUS APPROVAL, WAS SUFFICIENT FOR APPROVAL OF THE AMENDMENT.

SIGNATURE /s/ Joseph M. Winters          TITLE PRESIDENT  DATE 12-20-96
          ---------------------
             JOSEPH M. WINTERS

$25.00 FEE MUST BE ATTACHED.

THIS APPLICATION MUST BE TYPEWRITTEN OR PRINTED AND MUST BE FILED IN DUPLICATE.

                          OFFICE OF SECRETARY OF STATE

                                FILED DEC 23 1996

                                 /s/ James F. Milne
                                 ------------------
                           FEE OF $ 25.00 HAS BEEN PAID.
                                        PAID

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                                                                    VERMONT
                                                              SECRETARY OF STATE
                                                              97 DEC 19  PM 9:28

                               ARTICLES OF MERGER

                                       OF

                              JC ACQUISITION, INC.
                             (A VERMONT CORPORATION)

                                      INTO

                              ALL CYCLE WASTE, INC.
                             (A VERMONT CORPORATION)

     Pursuant to the provisions of Sections 11.01 et seq. of the Vermont Business Corporation Act, the undersigned corporation, All Cycle Waste, Inc., adopts the following Articles of Merger for the purpose of merging JC Acquisition, Inc. into All Cycle Waste, Inc., with All Cycle Waste, Inc. as the surviving corporation:

     FIRST: The Plan of Merger, a copy of which is attached hereto and identified as "Exhibit A", was approved by the Board of Directors and the sole shareholder of JC Acquisition, Inc., and by the Board of Directors and shareholders of All Cycle Waste, Inc., in the manner prescribed by Section 11.03 of the Vermont Business Corporation Act.

     SECOND: As to each of the constituent corporations, the number of shares outstanding and the designation and number of outstanding shares of each class entitled to vote as a class on such plan, are as follows:

                                                                                   NUMBER OF
                                 NUMBER                                            VOTES
     NAME OF                     OF SHARES                 DESIGNATION             ENTITLED TO
     CORPORATION                 OUTSTANDING               OF CLASS                BE CAST
     -----------                 -----------               -----------             -----------
     JC Acquisition, Inc.           1,000                    Common                   1,000
     All Cycle Waste, Inc.         13,335                    Common                  13,335

DEC 19 1997

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     THIRD: As to each of the constituent corporations, the total number of shares voted for and against such plan, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such plan, respectively, are as follows:

                           TOTAL         TOTAL
NAME OF                    VOTED         VOTED                          VOTED        VOTED
CORPORATION                FOR           AGAINST          CLASS         FOR          AGAINST
-----------                -----         -------          -----         -----        -------
JC Acquisition, Inc.        1,000        None             Common         1,000       None
All Cycle Waste, Inc.      13,335        None             Common        13,335       None

     FOURTH: The merger shall take effect upon the later to occur of (i) the filing of Articles of Merger relating to this merger with the Secretary of State of Vermont; or (ii) the filing of Articles of Merger for the merger of WB Acquisition, Inc. into Winters Brothers, Inc. with the Secretary of State of Vermont.

     Dated: December 19, 1997.

                                               JC ACQUISITION, INC.,
                                               A VERMONT CORPORATION


                                               BY:   /s/ John W. Casella
                                                     --------------------------
                                                     JOHN W. CASELLA,
                                                     ITS PRESIDENT


                                               ALL CYCLE WASTE, INC.,
                                               A VERMONT CORPORATION


                                               BY:   /s/ Joseph M. Winters
                                                     --------------------------
                                                     JOSEPH M. WINTERS,
                                                     ITS PRESIDENT

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STATE OF VERMONT
CHITTENDEN COUNTY, SS.

     At Burlington, in said County, this 19th day of December, 1997, personally appeared JOHN CASELLA, duly authorized agent of JC ACQUISITION, INC., who acknowledged the above instrument, by him sealed and subscribed, to be his free act and deed and the free act and deed of JC ACQUISITION, INC.

     Before me,

                                               /s/ Catherine Kronk
                                               -------------------------------
                                               Notary Public

                                               Feb 10 '99
                                               -------------------------------
                                               Commission Expires

STATE OF VERMONT
CHITTENDEN COUNTY, SS.

     At Burlington, in said County, this 19 day of December, 1997, personally appeared JOSEPH M. WINTERS, duly authorized agent of ALL CYCLE WASTE, INC., who acknowledged the above instrument, by him sealed and subscribed, to be his free act and deed and the free act and deed of ALL CYCLE WASTE, INC.

     Before me,

                                               /s/ Catherine Kronk
                                               -------------------------------
                                               Notary Public

                                               Feb 10 '99
                                               -------------------------------
                                               Commission Expires

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                                                                       EXHIBIT A

                                 PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of the 19th day of December, 1997, pursuant to Sections 11.01 et seq. of the Vermont Business Corporation Act by and between JC ACQUISITION, INC., a Vermont corporation ("JC Acquisition"), and ALL CYCLE WASTE, INC., a Vermont corporation ("All Cycle") (the two parties being sometimes collectively referred to as the "Constituent Corporations").

     WHEREAS, JC Acquisition is a corporation duly organized and existing under the laws of the State of Vermont, with authorized capital stock of 1,000 shares of common stock, without par value, all of which immediately prior to the Effective Date, as defined in Section 1.5 hereof, will be issued and outstanding and held by Casella Waste Systems, Inc., a Delaware corporation ("CWS"); and

     WHEREAS, All Cycle is a corporation duly organized and existing under the laws of the State of Vermont, with authorized capital stock of 1,000,000 shares of common stock, with no par value, of which 13,335 shares are issued and outstanding; and

     WHEREAS, the Boards of Directors and shareholders of JC Acquisition and All Cycle have adopted resolutions declaring advisable the proposed merger (the "Merger") of JC Acquisition with and into All Cycle upon the terms and conditions hereinafter set forth and more particularly set forth in an Agreement and Plan of Merger among CWS, JC Acquisition, All Cycle, WB Acquisition, Inc., Winter Brothers, Inc. and the shareholders of All Cycle and Winter Brothers, Inc. dated December 19, 1997 (the "Merger Agreement").

     NOW THEREFORE, the Constituent Corporations agree to effect the Merger provided for in this Plan of Merger (the "Plan") on the terms and conditions set forth herein.

     1.   GENERAL

          Section 1.1 MERGER. On the Effective Date, JC Acquisition shall be merged into All Cycle (the "Merger"), and All Cycle will be the surviving corporation and whose name shall continue to be All Cycle Waste, Inc.

          Section 1.2 CAPITALIZATION. The number of authorized shares of capital stock of the surviving corporation shall be 1,000 shares of common stock, with no par value.

          Section 1.3 CERTIFICATE OF INCORPORATION AND BY-LAWS. On the Effective Date, the Articles of Incorporation of All Cycle, as in effect prior to the Effective Date, shall be the same as the Articles of Incorporation of JC Acquisition immediately prior to the Effective Date, except that the name of the corporation set forth therein shall be changed to All Cycle Waste, Inc.

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More particularly, the Articles of Incorporation of the surviving corporation shall be amended to include the following:

     -    Corporate Name:                       All Cycle Waste, Inc.

     -    Registered Agent:                     Miller, Eggleston & Cramer, Ltd.

     -    Address of Registered Office:         150 South Champlain Street
                                                Burlington, VT 05401

     -    Operating Year:                       April 30 is fiscal year end

     -    General Corporation (T.11A)

     -    Number of shares corporation
          is authorized to issue:               1,000 shares of common stock

     -    Classes of shares:                    N/A

     -    Purpose:                              Any lawful purpose

     -    Directors:                            John W. Casella
                                                25 Greens Hill Lane
                                                Rutland, VT

                                                Douglas R. Casella
                                                25 Greens Hill Lane
                                                Rutland, VT

                                                James W. Bohlig
                                                25 Greens Hill Lane
                                                Rutland, VT


          Section 1.4 DIRECTORS AND OFFICERS. The officers and directors of JC Acquisition shall become the officers and directors of All Cycle as of the Effective Date.

          Section 1.5 EFFECTIVE DATE. The merger shall take effect upon the later to occur of (i) the filing of the Articles of Merger relating to the Merger with the Secretary of State of Vermont; or (ii) the filing of Articles of Merger for the merger of WB Acquisition, Inc. into Winters Brothers, Inc. with the Secretary of State of Vermont (the "Effective Date"). On the Effective Date of the Merger, the separate existence of JC Acquisition shall cease, and all of its property rights, privileges and franchises, of whatever nature and description, shall be transferred to, vest in and devolve upon All Cycle without further act or deed. Confirmatory deeds, assignments or other like instruments, when deemed desirable by All Cycle to evidence such

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transfer, vesting or devolution of any property, right, privilege or franchise, shall at any time, or from time to time, be made and delivered in the name of JC Acquisition by the acting officers thereof, or by the corresponding officers of the surviving corporation, All Cycle Waste, Inc.

     SECTION 2. CAPITAL STOCK OF THE SURVIVING CORPORATION. Each share of common stock of JC Acquisition, Inc. issued and outstanding immediately prior to the Effective Date shall, upon the Effective Date, by virtue of the merger and without any action on the part of the holder thereof, be converted into and represent one share of common stock of All Cycle. Each share of common stock of All Cycle issued and outstanding immediately prior to the Effective Date shall, upon the Effective Date, by virtue of the merger and without any action on the part of the holder thereof, be exchanged for and converted into such number of shares of Class A common stock of Casella Waste Systems, Inc. as is equal to the Conversion Ratio (as such term is defined in the Merger Agreement), all as is more specifically set forth in the Merger Agreement.

     SECTION 3.     MISCELLANEOUS

          Section 3.1 AGREEMENT AND PLAN OF MERGER. The obligations of All Cycle and JC Acquisition to effect the merger shall be subject to all of the terms and conditions of the Merger Agreement, and none of the provisions of the Merger Agreement shall be deemed to be enlarged, modified or altered in any way by this Plan. In the event of any inconsistency between the Plan and the Merger Agreement, the Merger Agreement shall govern. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

     Dated at Burlington, Vermont, the day and year first set forth above.


                                                JC ACQUISITION, INC.


/s/ Catherine Kronk                        By:  /s/ John W. Casella
--------------------                            --------------------------
Witness                                         John W. Casella, Its President


                                                ALL CYCLE WASTE, INC.


/s/ Catherine Kronk                        By:  /s/ Joseph M. Winters
--------------------                            --------------------------
Witness                                         Joseph M. Winters, Its President